EXHIBIT 21


Subsidiary                                              State of Incorporation
----------                                              ----------------------
Superior Cranberry Creek Landfill, Inc.                 Wisconsin
Superior Construction Services, Inc.                    Wisconsin
Hardrock, Inc.                                          Wisconsin
Summit, Inc.                                            Wisconsin
Superior Special Services, Inc.                         Wisconsin
     d/b/a Chicago Underwater
     d/b/a Superior Special Services-Twin Cities
Valley Sanitation Co., Inc.                             Wisconsin
     d/b/a Superior Valley Meadows Landfill
     d/b/a Superior Services-Fort Atkinson
     d/b/a Superior Services-Madison Pallet
Superior Services of Elgin, Inc.                        Illinois
Sharps Incinerator of Fort, Inc.                        Wisconsin
Superior Glacier Ridge, Inc.                            Wisconsin
     d/b/a Superior Glacier Ridge Landfill
     d/b/a Superior Services-Horicon
Land & Gas Reclamation, Inc.                            Wisconsin
Superior of Wisconsin, Inc.                             Wisconsin
     d/b/a Superior Services-Central Wisconsin
     d/b/a Superior Services-MenomoneeFalls
     d/b/a Superior Recycling
     d/b/a Superior Services-Lake Geneva
     d/b/a Superior Services-Omro
     d/b/a Superior Services-Sheboygan Area Transfer
           Station
     d/b/a Superior Services-Sheboygan
     d/b/a Superior Services-Hartland
     d/b/a Superior Services-Door County
     d/b/a Superior Services-Green  Bay
Superior Emerald Park Landfill, Inc.                    Wisconsin
Superior FCR Landfill, Inc.                             Minnesota
     d/b/a Superior Central Minnesota
     d/b/a Superior Services-Wright County
Superior Seven Mile Creek Landfill, Inc.                Wisconsin
Superior Oak Ridge Landfill, Inc.                       Missouri
Superior of Missouri, Inc.                              Missouri
     d/b/a Superior Services-St. Louis
     d/b/a Superior Services-Columbia
     d/b/a Superior Services-Bethany
Superior of Ohio, Inc.                                  Ohio
     d/b/a Superior Services-Columbus
     d/b/a Superior Services-Mansfield
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Superior Waste Services of Pennsylvania, Inc.           Pennsylvania
     d/b/a Superior Waste Services-DuBois
     d/b/a Ray's Disposal
Santangelo Hauling, Inc.                                Pennsylvania
Superior Greentree Landfill, Inc.                       Pennsylvania
Superior Hickory Meadows Landfill, Inc.                 Wisconsin
Resource Recovery Transfer & Transportation, Inc.       Georgia
Superior Eagle Bluff Landfill, Inc.                     Alabama
Superior Waste Services of Alabama, Inc.                Alabama
Superior Cedar Hill Landfill, Inc.                      Alabama
Sanitation Enterprises, Inc.                            Alabama
Superior Maple Hill Landfill, Inc.                      Missouri
     d/b/a Superior  Services-Northern Missouri
Noble Road Landfill, Inc.                               Ohio
Love's Disposal Service                                 Missouri
Ideal Disposal Service, Inc.                            Wisconsin
Johnson Disposal Service, Inc.                          Wisconsin
TWR, Inc.                                               Alabama
Alabama Waste Services, Inc.                            Alabama
Superior Star Ridge Landfill, Inc.                      Alabama
Eggers Sanitation, Inc.                                 Wisconsin
Superior Cypress Acres Landfill, Inc.                   Florida
CBF, Inc.                                               Pennsylvania
Superior Waste Services of Florida, Inc.                Florida
     d/b/a Superior Services-Ocala
Superior Services of Michigan, Inc.                     Michigan
Superior Whispering Pines Landfill, Inc.                Ohio
South Lake Refuse Service, Inc.                         Florida
Commercial Refuse, Inc.                                 Florida
Gopher Disposal, Inc.                                   Minnesota
Eagle Environmental, Inc.                               Minnesota
Materials Recovery, Ltd.                                Minnesota
Watson's Rochester Disposal, Inc.                       Minnesota
     d/b/a Superior Services-St. Paul
     d/b/a Superior Services-Rochester
Wilson Waste Systems, Inc.                              Missouri
Superior Services of Minnesota, Inc.                    Minnesota
Superior of Missouri Acquisition Corp.                  Missouri
Superior Services of New Jersey, Inc.                   New Jersey
PenPac, Inc.                                            New Jersey
Nicholas Enterprises, Inc.                              New Jersey
Advanced Waste Technology, Inc.                         New Jersey
Baray, Inc.                                             New Jersey
Iorio Carting, Inc.                                     New Jersey
Heritage Recycling, Inc.                                New Jersey
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Recycling Techniques, Inc.                              New Jersey
ACS Services, Inc.                                      New Jersey
Macon County Landfill Corporation                       Delaware
Superior-GeoWaste Incorporated                          Delaware
GeoWaste of GA, Inc.                                    Delaware
     d/b/a Pecan Row Landfill
     d/b/a GeoWaste of GA
GeoWaste Transfer, Inc.                                 Delaware
Spectrum Group, Inc.                                    Florida
     d/b/a United Sanitation
     d/b/a Ocala Chemical Portables
     d/b/a Industrial Recycling
GeoWaste of FL, Inc.                                    Delaware
GeoWaste Acquisition Corp.                              Delaware
Low Brook Development, Inc.                             Delaware